Exhibit 3.7

BYLAWS

OF

WASHINGTONFIRST BANKSHARES, INC.

FEBRUARY 25, 2009

-i-

-ii-

BYLAWS

OF

WASHINGTONFIRST BANKSHARES, INC.

ARTICLE I

SHARES

Section 1. Shares. Subject to the articles of incorporation and all requirements of law, the Corporation may, from time to time, issue its shares of stock for such consideration as may be fixed by the board of directors and determined to be adequate. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such consideration shall be conclusive. Any and all shares so issued for which the consideration so fixed shall have been received shall be deemed validly issued, fully paid and nonassessable. Shares of the Corporation may but need not be represented by certificates.

When shares are represented by certificates, the Corporation shall issue such certificates in such form as shall be required by the Virginia Stock Corporation Act and as determined by the board of directors to the shareholder of record for the fully paid shares owned by such shareholder. Each certificate shall be signed by, or shall bear the facsimile signature of, the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, or any other officer authorized by the board of directors and may (but need not) bear the corporate seal of the Corporation or a facsimile thereof, but a facsimile signature may be used only if the certificate is countersigned or registered by a transfer agent or registrar, as applicable, other than the Corporation itself or an employee of the Corporation. If any person who signed, either manually or by facsimile, a share certificate no longer holds office when such certificate is issued, the certificate is nevertheless valid. All certificates for the Corporation’s shares shall be consecutively numbered or otherwise identified.

The name and address of the person to whom shares (whether or not represented by a certificate) are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. Such information may be stored or retained on discs, tapes, cards or any other approved storage device relating to data processing equipment; provided that such device is capable of reproducing all information contained therein in legible and understandable form, for inspection by shareholders or for any other corporate purpose.

When shares are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the Corporation shall send, or cause to be sent, to the shareholder to whom such shares have been issued or transferred a written statement of the information required by the Virginia Stock Corporation Act to be included on certificates.

Section 2. Lost, Destroyed or Mutilated Certificates. In case of loss, destruction or mutilation of any certificate of stock, another certificate (or uncertificated shares) may be issued in its place upon proof of such loss, destruction or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the board of directors may direct; provided that a new certificate (or uncertificated shares) may be issued without requiring any bond when, in the judgment of the board of directors, it is proper so to do.

Section 3. Stock Transfer Books and Transfer of Shares. The Corporation, or its designated transfer agent or other agent, shall keep a book or set of books to be known as the stock transfer books of the Corporation, containing the name of each shareholder of record, together with such shareholder’s address and the number and class or series of shares held by such shareholder. Except as provided in Section 2 of this Article I in the case of loss, destruction or mutilation of certificates, transfers of shares of the Corporation represented by certificates shall be made on the stock transfer books of the Corporation only upon surrender and cancellation of the certificate(s) for the shares sought to be transferred, endorsed or accompanied by a written assignment signed by the holder of record thereof or by such holder’s duly authorized agent, transferee or legal representative, who shall furnish proper evidence of authority to transfer to the Secretary of the Corporation or its designated transfer agent or other agent. All certificates surrendered for transfer shall be canceled before new certificates (or uncertificated shares) for the transferred shares shall be issued. Upon the receipt of proper transfer instructions from the holder of record of uncertificated shares or by such holder’s duly authorized agent, transferee or legal representative, who shall furnish proper evidence of authority to transfer to the Secretary of the Corporation or its designated transfer agent or other agent, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto, and the transaction shall be recorded on the stock transfer books of the Corporation. Except as otherwise provided by law, no transfer of shares shall be valid as against the Corporation, its shareholders or creditors, for any purpose, until it shall have been entered in the stock transfer books of the Corporation by an entry showing from and to whom transferred.

Section 4. Restrictions on Transfer. A transfer of shares shall be made only in accordance with any provisions of the articles of incorporation or these bylaws or an agreement among the shareholders or between the shareholders and the Corporation that impose restrictions on the transfer of shares. The board of directors may also make such additional rules and regulations as it may deem expedient concerning the transfer of shares represented by certificates and without certificates.

Section 5. Transfer Agent and Registrar; Regulations. The Corporation may, if and whenever the board of directors so determines, maintain in the Commonwealth of Virginia or any other state of the United States, one or more transfer offices or agencies and also one or more registry offices, which offices and agencies may establish rules and regulations for the issue, transfer and registration of certificates. No certificates for shares of stock of the Corporation in respect of which a transfer agent and registrar shall have been designated shall be valid unless countersigned by such transfer agent and registered by such registrar. The board of directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares represented by certificates and shares without certificates. In addition to complying with any rules or regulations imposed by the transfer and registry offices and agencies and the board of directors, a transfer of shares shall be made only in accordance with any provisions of the articles of incorporation or these bylaws or an agreement among the shareholders or between the shareholders and the Corporation that impose restrictions on the transfer of shares.

ARTICLE II

SHAREHOLDERS

Section 1. Holders of Shares. Except as otherwise expressly required by Virginia law, the Corporation may treat the person in whose name shares of stock of the Corporation (whether or not represented by a certificate) stand of record on its stock transfer books or the stock transfer books of any transfer agent or other agent designated by the board of directors as the absolute owner of the shares and the person exclusively entitled to receive notification and distributions, to vote, and to otherwise exercise the rights, powers and privileges of ownership of such shares, and the Corporation shall not be obligated to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice hereof.

Section 2. Annual Meetings. An annual meeting of the shareholders shall be held on the second Thursday in May of each year (and if such day is a legal holiday, on the next business day) or such other day determined by a vote of a majority of the board of directors, for the purpose of electing directors and transacting such other business as may properly come before the meeting.

Section 3. Special Meetings. A special meeting of the shareholders shall be held on the call of the Chairman, the President, or a majority of the board of directors.

Section 4. Notice.

(a) Written notice of the date, time and place of the meeting and, in the case of a special meeting (or if required by law, the articles of incorporation or these bylaws), the purpose or purposes for which the meeting is called shall be given to each shareholder entitled to vote at the meeting. Such notice shall be given either by personal delivery or by mail, by or at the direction of the officer or persons calling the meeting, not more than 60 days nor less than ten days before the date of the meeting (except that such notice shall be given to each shareholder, whether or not entitled to vote, not less than 25 days before a meeting called to act on an amendment to the articles of incorporation, a plan of merger or share exchange, a proposed sale, lease, exchange or other disposition of all, or substantially all, of the property of the Corporation other than in the usual and regular course of business, or the dissolution of the Corporation, which notice shall be accompanied by a copy of the proposed amendment, plan of merger or share exchange, agreement of sale or plan of dissolution, as the case may be). Notice to a shareholder shall be deemed given when mailed postage prepaid, correctly addressed, to the shareholder at his address as shown in the current record of shareholders based on the stock transfer books of the Corporation.

(b) Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders given by the Corporation, under any provision of the Virginia Stock Corporation Act, the articles of incorporation or these bylaws, shall be effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given. Any such consent shall be revocable by the shareholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this Section 4(b) shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting when such notice is directed to the record address of the shareholder or to such other address at which the shareholder has consented to receive notice, upon the later of such posting or the giving of such separate notice; and (4) if by any other form of electronic transmission, when consented to by the shareholder.

(c) A shareholder’s attendance at a meeting waives objection to: (i) lack of notice or defective notice of the meeting, unless at the beginning of the meeting he objects to holding the meeting or transacting business at the meeting; and (ii) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the notice of the meeting, unless he objects to considering the matter when it is presented.

Section 5. Waiver of Notice. Notice of any meeting may be waived before or after the date and time of the meeting in a writing signed by the shareholder entitled to notice and delivered to the Secretary for inclusion in the minutes of the meeting or filing with the corporate records.

Section 6. Determination of Shareholders of Record. The stock transfer books may be closed by order of the board of directors for not more than 70 days for the purpose of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof (or entitled to receive payment of any dividend or any distribution or in order to make a determination of shareholders for any other proper purpose). In lieu of closing the stock transfer books, the board of directors may fix in advance as the record date for any such determination a date not more than 70 days before the date on which such meeting is to be held (or such payment or distribution is to be made or other action requiring such determination is to be taken). A determination of the shareholders entitled to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If the books are not thus closed or the record date is not thus fixed, the record date shall be the close of business on the day before the effective date of the notice to shareholders.

Section 7. Conduct of Meetings. The Chairman of the Board shall act as chairman of and preside over meetings of the shareholders. In the absence of the Chairman of the Board, or at the Chairman’s discretion, the Vice Chairman shall act as chairman of and preside over such meetings. In the absence of the Chairman and the Vice Chairman, the President shall act as chairman. The Secretary, or in his absence the Assistant Secretary, shall act as the secretary of such meetings. If no such officer is present, the chairman shall appoint a secretary of the meeting.

Section 8. Proxies. A shareholder may appoint a proxy to vote or otherwise act for him by signing and dating an appointment form, either personally or by his attorney-in-fact. No appointment of proxy shall be valid after the expiration of 11 months from the date of its execution, unless otherwise provided therein. Every appointment of proxy shall be revocable by the shareholder executing it, unless the appointment form conspicuously states that it is irrevocable and that it is coupled with an interest in accordance with law.

Section 9. Procedure at Meetings. The procedure at meetings of the shareholders shall be determined by the chairman, and (subject to the provisions of Sections [7 and 12] of this Article II) the vote on all questions before any meeting shall be taken in such manner as the chairman prescribes. The chairman at the meeting may refuse to acknowledge any nomination or proposal by any shareholder if such matter is not properly before the meeting for consideration.

Section 10. Quorum and Voting. A quorum at any meeting of shareholders shall be a majority of the votes entitled to be cast, represented in person or by proxy. If a quorum exists, action on a matter is approved by a majority of the votes cast within the voting group, unless a greater vote is required by law or the articles of incorporation (except that in elections of directors those receiving the greatest number of votes shall be elected even though less than a majority).

Section 11. Adjournments. A majority of the votes represented at any meeting, whether represented in person or by proxy, even though less than a quorum, may adjourn the meeting to a fixed time and place. If a meeting of the shareholders is adjourned to a date more than 120 days after the date fixed for the original meeting, notice of the adjourned meeting shall be given as in the case of the original meeting. If a meeting is adjourned for less than 120 days, no notice of the date, time or place of the adjourned meeting or, in the case of a special meeting, the purpose or purposes for which the meeting is called, need be given other than by announcement at the meeting at which the adjournment is taken, prior to such adjournment. If a quorum shall be present at any adjourned meeting, any business may be transacted which might have been transacted if a quorum had been present at the meeting as originally called.

Section 12. Shareholder Proposals.

(a) Any shareholder entitled to vote in the election of directors generally may submit proposals for consideration at the annual meeting of shareholders of the Corporation, but only if written notice of such shareholder’s intent to submit such proposal(s) has been received, either by personal delivery or United States mail, postage prepaid, by the President of the Corporation not less than one hundred twenty (120) days prior to the first anniversary date of the initial notice given to shareholders of record on the record date for the previous annual meeting; provided, however, that if the annual meeting has been changed by more than thirty (30) days from the date of the previous year’s annual meeting, such notice must be received by the President of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the date set forth for such annual meeting of shareholders. The chairman at the meeting may refuse to acknowledge the proposal by any person that is not made in compliance with the foregoing requirements.

(b) The Corporation shall not be required to include any shareholder proposal in the Corporation’s proxy materials for its annual meeting unless the proponent has complied with the requirements of applicable federal and state law, including having submitted such proposal in writing, with such proposal having been received, either by personal delivery or United States mail, postage prepaid, by the President of the Corporation not less than one hundred twenty (120) days prior to the first anniversary date of the initial notice given to shareholders of record on the record date for the previous annual meeting; provided, however, that if the annual meeting has been changed by more than thirty (30) days from the date of the previous year’s annual meeting, such notice must be received by the President of the Corporation a reasonable time before the Corporation begins to print and send its proxy materials for the annual meeting.

ARTICLE III

DIRECTORS

Section 1. General Powers. Except as expressly provided in the articles of incorporation or these bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the board of directors.

Section 2. Number and Qualifications. The board of directors shall consist of a minimum of 5 and a maximum of 25 individuals. Directors need not be residents of Virginia. Directors shall be elected at each annual meeting of the shareholders and may be elected at any special meeting of the shareholders for terms as provided in the articles of incorporation.

Section 3. Regular Meetings. Regular meetings of the board of directors may be held without notice at the registered office or principal office of the Corporation or at such other place, within or without the Commonwealth of Virginia, as the board of directors may designate from time to time. A regular meeting of the board of directors shall be held as soon as practicable after each annual meeting of the shareholders for the purpose of appointing officers and transacting such other business as may properly come before the meeting.

Section 4. Special Meetings. Special meetings of the board of directors may be called at any time by the Chairman, the President, or a majority of the board of directors.

Section 5. Notice. Written notice of the date, time and place of special meetings shall be given to each director by personal delivery, by U.S. mail, by electronic mail, or by facsimile, by or at the direction of the officer or director calling the meeting, to the address, electronic mail address or the facsimile number of such director as it appears in the records of the Corporation not less than two days before the date of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or any waiver of notice of such meeting.

A director’s attendance at or participation in a meeting waives any required notice to him of the meeting unless he at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to the action taken at the meeting.

Section 6. Waiver of Notice. Notice of any meeting may be waived before or after the date and time of the meeting in a writing signed by the director entitled to notice and delivered to the Secretary of the Corporation for inclusion in the minutes of the meeting or filing with the corporate records.

Section 7. Action Without Meeting. Any action required or permitted by law to be taken at a meeting of the board of directors may be taken without a meeting if the action is taken by all of the members of the board of directors. The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action taken, and included in the minutes or filed with the corporate records reflecting the action taken.

Section 8. Conduct of Meetings. The Chairman of the Board of Directors shall act as chairman of and preside over meetings of the board of directors. In the absence of the Chairman, the Vice Chairman shall preside and in the absence of the Vice Chairman, the President shall preside over the meeting. The Secretary, or in his absence the Assistant Secretary, shall act as secretary of such meetings. If no such officer is present, the chairman shall appoint a secretary of the meeting.

Section 9. Procedure at Meetings. The procedure at meetings of the board of directors shall be determined by the chairman, and (subject to the provisions of Section 8 of this Article III) the vote on all matters before any meeting shall be taken in such manner as the chairman may prescribe.

Section 10. Participation by Conference Telephone. The board of directors may permit any or all directors to participate in a meeting of the directors by, or conduct the meeting through the use of, conference telephone or any other means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by such means shall be deemed to be present in person at the meeting. When a meeting is so conducted, a written record shall be made of the action taken at such meeting.

Section 11. Quorum. A quorum at any meeting of the board of directors shall be a majority of the number of directors fixed or prescribed by these bylaws or, if no number is prescribed, the number of directors in office immediately before the meeting begins. The affirmative vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 12. Committees. The board of directors may create one or more committees and appoint two or more members of the board of directors to serve on them at the pleasure of the board of directors. Any such committee, to the extent specified by the board of directors, may exercise the authority that may be exercised by the board of directors except to the extent prohibited or restricted by law, the articles of incorporation or these bylaws.

The provisions of Sections 3 through 11 of this Article III, which provide for, among other things, meetings, action without meetings, notice and waiver of notice, quorum and voting requirements of the board of directors, shall apply to committees and their members as well.

Section 13. Term of Office. Each director shall be elected to hold office until the next succeeding annual meeting of the shareholders at which directors of the same Group are elected or until his successor shall have been elected and qualified, or until there is a decrease in the number of directors, or such earlier time as he shall resign, die or be removed. No decrease in the number of directors by amendment to these bylaws shall shorten the term of any incumbent director.

Section 14. Resignation. A director may resign at any time by delivering written notice to the board of directors, the President or the Secretary. A resignation shall be effective when delivered, unless the notice specifies a later effective date.

Section 15. Removal. At a meeting of shareholders called and noticed expressly for that purpose any director may be removed, with or without cause, if the number of votes cast to remove him constitutes a majority of the votes entitled to be cast at an election of directors.

Section 16. Vacancies. Any vacancy in the board of directors (including any vacancy resulting from an increase in the number of directors) may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum, unless sooner filled by the shareholders.

Section 17. Nominations of Director Candidates. The board of directors may nominate directors by resolution at any time prior to solicitation of proxies for the annual meeting of shareholders. Any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as director(s) at an annual meeting, but only if written notice of such shareholder’s intent to make such nomination(s) has been received, either by personal delivery or by United States mail, postage prepaid, by the President of the Corporation not less than 120 days prior to the first anniversary date of the initial notice given to shareholders of record on the record date for the previous annual meeting by or at the direction of the board of directors; provided, however, that if the annual meeting has been changed by more than thirty (30) days from the date of the previous year’s annual meeting, such notice shall be required to be given not less than ninety (90) days nor more than one hundred twenty (120) days prior to the date set for such annual meeting of shareholders. Each such notice of a shareholder’s intention to make nomination(s) shall set forth: (a) the name and address of the shareholder who intends to make the nomination of the person(s) and of the person(s) to be nominated; (b) a representation that the shareholder is the owner of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee for director and any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to be made by the shareholder; (d) such other information regarding such nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors, including, but not limited to, the amount and nature of his beneficial ownership of the Corporation’s securities, his principal occupation for the past five years and his age; and (e) the written consent of each nominee to serve as a director of the Corporation if so elected. The chairman at any meeting may refuse to acknowledge the nomination of any person not made in compliance with this Section 17.

Section 18. Nomination of Preferred Directors. For so long as any shares of the Corporation’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred”) or Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred”) issued under the United States Treasury’s Troubled Asset Relief Program Capital Purchase Program (“CPP”), are outstanding, to the extent the terms and provisions of Section 17 of this Article III are inconsistent with the terms and provisions of the Certificate of Designations adopted by the Corporation to create the Series A Preferred (the “Series A Preferred Designations”) or the Certificate of Designations adopted by the Corporation to create the Series B Preferred (the “Series B Preferred Designations”), any such terms and provisions of Section 17 of this Article III shall be of no force and effect with respect to the two directors of the Corporation that may be elected by the holders of the Series A Preferred and the Series B Preferred, voting together as a class, pursuant to the terms of the Series A Preferred Designations and the Series B Preferred Designations (collectively, the “CPP Preferred Directors”).

Section 19. Preferred Directors. For so long as any shares of Series A Preferred or Series B Preferred are outstanding, to the extent the terms and provisions of Sections 2, 13, 15 and 16 of this Article III are inconsistent with the terms and provisions of the Series A Preferred Designations or the Series B Preferred Designations, respectively, any such terms or provisions of Sections 2, 13, 15 and 16 of this Article III shall be of no force and effect with respect to the CPP Preferred Directors.

ARTICLE IV

OFFICERS

Section 1. Generally. The officers of the Corporation shall be a Chairman, Vice Chairman, President, and a Secretary, each of whom shall be appointed by the board of directors at a regular meeting of the directors held as soon as may be practicable after each annual meeting of the shareholders or, if a vacancy shall exist in any such office, at a special meeting of the directors held as soon as may be practicable after the resignation, death or removal of the officer theretofore holding the same. The board of directors or the President may also at any time appoint one or more Vice Presidents or other officers and assistant officers and fill any vacancy that may exist in any such office as a result of the resignation, death or removal of the officer holding the same. Any officer may hold more than one office and may, but need not be, a director. Each officer shall have the authority and perform the duties which pertain to the office held by him, or as set forth in these bylaws or, to the extent consistent with these bylaws, such duties as may be prescribed by the board of directors or the President.

Section 2. President. The President shall be the chief executive officer of the Corporation. The President shall have general supervision over, responsibility for and control of the other officers, agents and employees of the Corporation. The Chairman of the Board of Directors shall act as chairman of and preside over meetings of the shareholders and directors and shall perform, to the extent consistent with these bylaws, such duties as may be conferred upon him by the board of directors. In the absence of the Chairman, the Vice Chairman shall act as chairman of and preside over meetings of the shareholders and directors and shall perform, to the extent consistent with these bylaws, such duties as may be conferred upon him by the board of directors. In the absence of the Vice Chairman, the President shall act as chairman of and preside over meetings of the shareholders and directors and shall perform, to the extent consistent with these bylaws, such duties as may be conferred upon him by the board of directors.

Section 3. Vice Presidents. Each Vice President shall perform, to the extent consistent with these bylaws, such duties as may be prescribed by the board of directors or the President. In the event of and during the absence, disqualification or inability to act of the President, the Vice Presidents, in the order designated by the board of directors from time to time (and if no such designation is made, in the order of their appointment as Vice Presidents), shall have the authority and perform the duties of the President.

Section 4. Secretary. The Secretary shall have the responsibility for preparing and maintaining custody of minutes of meetings of the shareholders and directors in a book or books kept for that purpose and the responsibility for authenticating records of the Corporation. The Secretary shall maintain a record of shareholders of the Corporation, giving the names and addresses of all shareholders and the numbers, classes and series of the shares held by each and, unless otherwise prescribed by the board of directors, shall maintain the stock transfer books of the Corporation.

Section 5. Delegation of Power. In the event of and during the absence, disqualification or inability to act of any officer other than the President, such other officers or employees as may be designated by the board of directors or by the President shall have the authority and perform the duties of such officer.

Section 6. Term of Office. Each officer shall be appointed to hold office until the first regular meeting of the board of directors held after each annual meeting of the shareholders, or for such longer or shorter term as the board of directors may specify, and until his successor shall have been appointed or such earlier time as he shall resign, die or be removed.

Section 7. Resignation. An officer may resign at any time by delivering written notice to the board of directors, the President or the Secretary. A resignation shall be effective when delivered unless the notice specifies a later effective date.

Section 8. Removal. Any officer may be removed, with or without cause, at any time by the board of directors, or the President.

Section 9. Execution of Instruments. Checks, drafts, notes and orders for the payment of money shall be signed by such officer or officers or such other individual or individuals as the board of directors may from time to time authorize, and any endorsement of such paper in the ordinary course of business shall be similarly made, except that any officer or assistant officer of the Corporation may endorse checks, drafts or notes for collection or deposit to the credits of the Corporation. The signature of any such officer or other individual may be a facsimile when authorized by the board of directors.

Section 10. Proxies. Unless otherwise prescribed by the board of directors, the President may from time to time himself, by such proxy or proxies, attorney or attorneys, agent or agents of the Corporation as he shall designate in the name and on behalf of the Corporation, cast the votes to which the Corporation may be entitled as a shareholder or otherwise in any other corporation at meetings, or consent in writing to any action by any such other corporation; and he may instruct the individual or individuals so appointed as to the manner of casting such votes or giving such consent, and execute or cause to be executed on behalf of the Corporation such written proxies, consents, waivers or other instruments as he may deem necessary or desirable.

ARTICLE V

SEAL

The seal of the Corporation shall be a flat-face circular die containing the name of the Corporation, of which there may be any number of counterparts or facsimiles, in such form as the board of directors shall from time to time adopt.

ARTICLE VI

AMENDMENTS

These bylaws may be amended or repealed by the board of directors except to the extent that: (i) this power is reserved exclusively to the shareholders by law or the articles of incorporation; or (ii) the shareholders in adopting or amending particular bylaws provide expressly that the board of directors may not amend or repeal the same. These bylaws may be amended or repealed by the shareholders even though the same also may be amended or repealed by the board of directors.

ARTICLE VII

INTERPRETATION

As used in these bylaws, words of the masculine gender shall mean and include the masculine and feminine gender.

ADOPTED: February 25, 2009